Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
International Flavors & Fragrances Inc.
Retirement Investment Fund Plan
521 West 57th Street
New York, NY 10019
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54423) of International Flavors & Fragrances, Inc. of our report dated June 28, 2011, relating to the financial statements and supplemental schedule of the International Flavors & Fragrances, Inc. Retirement Investment Fund Plan which appear in this Form 11-K.

/s/ Smolin, Lupin & Co.,P.A.

Fairfield, New Jersey
June 28, 2011